                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         FIRST HEALTH GROUP CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         FIRST HEALTH GROUP CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 18, 1999

     Notice is hereby given that the Annual Meeting of Stockholders of First Health Group Corp., a Delaware corporation (the "Company"), will be held at the offices of the Company, 3200 Highland Avenue, Downers Grove, Illinois 60515 on Tuesday, May 18, 1999 at 10:00 a.m., local time, for the following purposes:

          (1) To elect ten directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

          (2) To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 29, 1999 are entitled to notice of and to vote at the meeting and any postponements or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder at the Company's executive offices, for any purpose germane to such meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting.

                                          By Order of the Board of Directors,
                                          RONALD H. GALOWICH
                                          Ronald H. Galowich
                                          Secretary

Downers Grove, Illinois
April 19, 1999

     THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE TO DO SO.

                            FIRST HEALTH GROUP CORP.
                              3200 HIGHLAND AVENUE
                         DOWNERS GROVE, ILLINOIS 60515

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 18, 1999

                                  INTRODUCTION

     The Board of Directors of First Health Group Corp., a Delaware corporation (the "Company"), is soliciting the accompanying proxy for use at the Annual Meeting of Stockholders of the Company to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any postponements or adjournments thereof. The Company's principal executive offices are located at 3200 Highland Avenue, Downers Grove, Illinois 60515, and its telephone number is (630) 241-7900. Stockholders of record at the close of business on March 29, 1999 are entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about April 19, 1999.

     All information contained in this Proxy Statement has been adjusted to give effect to a 2-for-1 stock split in the form of a 100% stock distribution on June 23, 1998, to stockholders of record on June 2, 1998.

                                  THE MEETING

VOTING AT THE MEETING

     On March 29, 1999, 51,303,453 shares of common stock, $.01 par value (the "Common Stock"), were issued and outstanding and held by approximately 950 holders of record. Each holder of Common Stock issued and outstanding on March 29, 1999 is entitled to one vote for each share of Common Stock held on that date on all matters submitted to a vote of stockholders at the meeting.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum. The affirmative vote of the holders of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors.

PROXIES AND PROXY SOLICITATION

     All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If no directions are indicated on such proxies, they will be voted FOR the election of each nominee named below under "Election of Directors". If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the meeting, he may elect to revoke his proxy and vote his shares personally.

     Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to a vote of the stockholders. If a broker indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

     In addition to solicitation by mail, the Company has hired the firm of D.F. King & Co. Inc. to assist in the solicitation of proxies at an estimated cost of not more than $5,000. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will ask brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock which are held of record by such brokers and fiduciaries and will reimburse them for their reasonable out-of-pocket expenses.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as of March 29, 1999.

                                                              NUMBER OF SHARES   APPROXIMATE
                                                                BENEFICIALLY     PERCENT OF
                      NAME AND ADDRESS                             OWNED            CLASS
                      ----------------                        ----------------   -----------
Richard C. Blum & Associates, L.P...........................     4,601,400          9.0%
  909 Montgomery Street
  Suite 400
  San Francisco, California 94133
Dodge & Cox, Inc............................................     4,128,000          8.0%
  One Sansome Street
  35th Floor
  San Francisco, California 94104
CIBC Trust Company (Bahamas) Limited, as Trustee of
  Settlement T-551(1).......................................     4,000,000          7.8%
  Post Office Box N-3933
  Shirley Street
  Nassau, Bahamas
Wanger Asset Management, L.P................................     3,248,000          6.3%
  227 West Monroe Street
  Suite 3000
  Chicago, Illinois 60606
Yachtman Asset Management...................................     2,985,600          5.8%
  303 West Madison Street
  Chicago, Illinois 60606
Capital Research and Management Company.....................     2,792,500          5.4%
  333 South Hope Street
  Los Angeles, California 90071

-------------------------

(1) The beneficiaries of the trusts are the grandchildren of A.N. Pritzker, deceased, including Thomas J. Pritzker, the Chairman of the Board of the Company. The trustee has sole voting and investment power with respect to such shares.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of Common Stock by (i) each director and nominee, (ii) each executive officer named in the Summary Compensation Table appearing elsewhere herein, and (iii) all directors and executive officers as a group as of March 29, 1999. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

                                                                                      APPROXIMATE
                                                               NUMBER OF SHARES    PERCENT OF CLASS
                            NAME                              BENEFICIALLY OWNED   (IF MORE THAN 1%)
                            ----                              ------------------   -----------------
Michael J. Boskin, Ph.D.....................................           64,000(1)             *
Daniel S. Brunner...........................................          245,698(2)             *
Robert S. Colman............................................          102,624(3)             *
Ronald H. Galowich..........................................          194,000(4)             *
Harold S. Handelsman........................................           34,000(5)             *
Burton W. Kanter............................................           72,000(6)             *
Don Logan...................................................           34,000(7)             *
Thomas J. Pritzker..........................................        1,406,400(8)          2.7%
David E. Simon..............................................           54,000(9)             *
James C. Smith..............................................       1,109,657(10)          2.1%
Mary Anne Carpenter.........................................         154,530(11)             *
Patrick G. Dills............................................         150,036(12)             *
Joseph E. Whitters..........................................         225,989(13)             *
Edward L. Wristen...........................................         234,294(14)             *
All Directors and Executive Officers as a Group (14
  persons)..................................................       4,081,228(15)         7.77%

-------------------------

  *  Less than 1%.

 (1) Consists of 64,000 shares subject to immediately exercisable options held by Dr. Boskin.

 (2) Includes 30,000 shares subject to immediately exercisable options held by Mr. Brunner and 120,000 shares held by a trust of which Mr. Brunner is a co-trustee.

 (3) Consists of 60,000 shares subject to immediately exercisable options held by Mr. Colman, 42,252 shares held by a trust of which Mr. Colman is the trustee and 372 shares beneficially owned by Mr. Colman's wife.

 (4) Includes 56,000 shares subject to immediately exercisable options held by Mr. Galowich.

 (5) Consists of 34,000 shares subject to immediately exercisable options held by Mr. Handelsman.

 (6) Consists of 72,000 shares subject to immediately exercisable options held by Mr. Kanter. Does not include 380,000 shares owned by Walnut Capital Corp., of which Mr. Kanter is the Chairman of the Board, or 20,000 shares owned by Walnut Financial Services, Inc. of which Mr. Kanter is the Chairman of the Board. Mr. Kanter disclaims beneficial ownership of all shares owned by Walnut Capital Corp. and by Walnut Financial Services, Inc.

 (7) Consists of 34,000 shares subject to immediately exercisable options held by Mr. Logan.

 (8) Includes 216,000 shares subject to immediately exercisable options held by Mr. Pritzker.

 (9) Consists of 54,000 shares subject to immediately exercisable options held by Mr. Simon.

(10) Includes 112,792 shares held by a foundation of which Mr. Smith is an officer and director.

(11) Includes 112,000 shares subject to immediately exercisable options held by Ms. Carpenter.

(12) Includes 100,000 shares subject to immediately exercisable options held by Mr. Dills.

(13) Includes 164,600 shares subject to immediately exercisable options held by Mr. Whitters.

(14) Includes 176,000 shares subject to immediately exercisable options held by Mr. Wristen.

(15) Includes an aggregate of 1,172,600 shares subject to immediately exercisable options.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who beneficially own more than 10% of the outstanding Common Stock to file reports of initial ownership and changes in ownership of Common Stock with the Securities and Exchange Commission (the "Commission"). Based solely on a review of such reports furnished to the Company, the Company believes that during 1998 all persons known by it to be subject to these requirements complied with them on a timely basis except for Messrs. Logan and Brunner, each of whom filed one untimely report.

                             ELECTION OF DIRECTORS

     At the meeting, ten directors will be elected to the Board of Directors. Each director elected at the meeting will hold office until the next Annual Meeting of Stockholders of the Company or until his respective successor is duly elected and qualified.

     The Board of Directors has nominated and it is the intention of the persons named in the enclosed proxy to vote for the election of the nominees named below, each of whom has consented to serve as a director if elected. All of the nominees have previously been elected at meetings of the Company's stockholders.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

     The following information is furnished with respect to each nominee:

                 NAME, PRINCIPAL OCCUPATION                         YEAR FIRST
                 AND OTHER DIRECTORSHIPS(1)                   AGE    ELECTED
                 --------------------------                   ---   ----------
Michael J. Boskin, Ph.D.....................................  53       1994
Professor of Economics, Stanford University since 1971;
Research Associate, National Bureau of Economic Research
since 1975; President and Chief Executive Officer of Boskin
& Company, an economic consulting firm, since 1980; Adjunct
Scholar, American Enterprise Institute since 1993; Chairman
of the Council of Economic Advisors from 1989 to 1993;
director of Oracle Systems, Inc., a developer of computer
software, Exxon Corporation, an integrated oil and gas
company and Airtouch Communications, Inc., a wireless
communications company.
Daniel S. Brunner...........................................  55       1988
Executive Vice President -- Government Affairs of the
Company since January 1994; Chief Operating
Officer -- Policy and Government Affairs of the Company from
1992 to January 1994.
Robert S. Colman............................................  57       1992
Founder in 1996 of Colman Partners, a private merchant
banking firm; partner since 1991 of Colman Furlong & Co., a
private merchant banking firm; director of Cleveland-Cliffs,
Inc., a producer and processor of iron ore; and Van Wagoner
Funds, Inc., a no-load, open-end management investment
company.
Ronald H. Galowich..........................................  63       1982
Chairman of the Board of Madison Group Holdings, Inc., a
multipurpose business and investment company, since 1990;
Chairman, Madison Realty Group, Inc., a real estate
investment and development firm, since 1985; Chairman and
Chief Executive Officer of Madison Information Technologies,
Inc., a data integration, software solutions and technology
company serving the healthcare industry, since 1994;
Secretary and General Counsel of the Company since 1983;
General Counsel of the Company from 1983 to March 1997;
Executive Vice President of the Company from 1983 to May
1994.

                 NAME, PRINCIPAL OCCUPATION                         YEAR FIRST
                 AND OTHER DIRECTORSHIPS(1)                   AGE    ELECTED
                 --------------------------                   ---   ----------
Harold S. Handelsman........................................  52       1996
Senior executive officer of Hyatt Corporation, a diversified company primarily engaged in real estate and hotel
management activities, since 1978; and Senior Vice
President, General Counsel and Secretary since 1983;
director of a number of private corporations.
Burton W. Kanter............................................  68       1984
Of counsel to the law firm of Neal, Gerber & Eisenberg since
1986; Chairman of the Board of Walnut Financial Services,
Inc., a venture capital and consulting firm, since February
1995; Chairman of the Board of Walnut Capital Corp., a
venture capital firm, since 1983; director of Logic Devices
Incorporated, a manufacturer of microchips; and Scientific
Measurement Systems, Inc., a manufacturer and retailer of
industrial tomographic machines.
Don Logan...................................................  55       1996
President and Chief Executive Officer of Time Inc. a wholly
owned subsidiary of Time Warner Inc., since 1994; President
and Chief Operating Officer of Time Inc. from June 1992 to
July 1994; Chairman and Chief Executive Officer of Southern
Progress Corp., a wholly owned subsidiary of Time Inc. prior to June 1992.
Thomas J. Pritzker..........................................  48       1990(2)
Chairman of the Board of the Company since May 1990;
President of Hyatt Corporation, a diversified company
primarily engaged in real estate and hotel management
activities, since March 1979; Chairman of the Board of
Directors and President of The Pritzker Organization, LLC, a
private investment firm; director of Royal Caribbean Cruise
Lines, an operator of cruise ships.
David E. Simon..............................................  37       1990
President, Chief Executive Officer and director of Simon
Property Group, Inc., a real estate investment trust which
is a shopping center owner, developer and manager, since
1993; Executive Vice President and Chief Financial Officer
of Melvin Simon & Associates, Inc., a privately-held firm
engaged in the development of shopping centers, since 1990;
Vice President of Wasserstein Perella & Co., Inc., an
investment banking firm, from 1988 to 1990.
James C. Smith..............................................  58       1984
President and Chief Executive Officer of the Company since
January 1984.

-------------------------
(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act and directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are required to be listed in the above table.

(2) Mr. Pritzker previously served as a director of the Company from 1985 to 1986.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has designated an Audit Committee, a Compensation Committee and a Committee on Director Affairs. The current members of the Audit Committee are Ronald H. Galowich (Chairman), Burton W. Kanter, Michael J. Boskin and Harold S. Handelsman. The current members of the Compensation Committee are Don Logan (Chairman), Robert S. Colman, David E. Simon and Ronald H. Galowich. The current members of the Committee on Director Affairs are Michael J. Boskin (Chairman), Robert S. Colman and Thomas J. Pritzker.

     The functions of the Audit Committee include reviewing the independence of the Company's independent auditors, recommending to the Board of Directors the engagement and discharge of independent auditors, reviewing with the independent auditors the plan, scope and results of auditing engagements, reviewing the accounting principles being applied and the effectiveness of internal controls, assuring, in its oversight role, that management fulfills its responsibilities in the preparation of the Company's financial statements, directing and supervising special investigations at the Board of Directors' request and reviewing and approving or disapproving specific transactions when requested to do so by the Board of Directors.

     The functions of the Compensation Committee include administering and interpreting the Company's various stock option and stock purchase plans, and making certain recommendations to the Board of Directors with respect to executive compensation and the hiring of members of senior management whose salaries exceed a level specified from time to time by the Board of Directors.

     The functions of the Committee on Director Affairs include identifying potential candidates to serve as directors of the Company, recommending such candidates to the Board of Directors and providing an annual assessment to the Board of its performance. The Committee on Director Affairs will consider nominees recommended by stockholders. Any suggestions may be submitted in writing to the attention of "Committee on Director Affairs of the Board of Directors" at the Company's principal offices.

     During 1998, the Board of Directors held 5 meetings, the Audit Committee held 1 meeting, the Compensation Committee held 3 meetings and the Committee on Director Affairs held 1 meeting. Each director attended at least 75% of the meetings held by the Board of Directors and the committees on which he served during 1998, with the exception of Mr. Simon.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the committee, during 1998, was an officer or employee of the Company or any of its subsidiaries.

CERTAIN OTHER TRANSACTIONS

     Trusts for the benefit of certain members of the Pritzker family beneficially own approximately 7.8% of the Common Stock. See "Common Stock Ownership of Certain Beneficial Owners." In addition, other trusts for the benefit of certain members of the Pritzker family control Hyatt Corporation ("Hyatt") and other trusts for the benefit of certain members of the Pritzker family own, directly or indirectly, Marmon Holdings, Inc. ("Marmon"). As used herein, "Pritzker family" refers to the lineal descendants of Nicholas J. Pritzker, deceased. Thomas J. Pritzker, Chairman of the Board of the Company, is the President of Hyatt. The Company provides utilization management services and preferred provider organization ("PPO") services to a benefit plan maintained by Hyatt. In addition, the Company provides utilization review and PPO services to certain subsidiaries of Marmon. Such services are performed pursuant to standardized service contracts, the terms of which are no less favorable to the Company than those obtainable from unaffiliated parties. During 1998, the aggregate fees paid to the Company by Hyatt and by subsidiaries of Marmon were approximately $166,000 and $204,000, respectively.

     David E. Simon, a director of the Company, is the Chief Executive Officer and a director of Simon Property Group, Inc. ("Simon Property"). The Company provides managed care services (risk products) to Simon Property. Such services are performed pursuant to a standardized service contract, the terms of which are no less favorable to the Company than those obtainable from unaffiliated parties. During 1998, the aggregate fees paid to the Company by Simon Property were approximately $972,000.

     A subsidiary of the Company has invested funds in Triton Container Investments, LLC ("TCI"), the manager of which is Triton Container International Limited ("Triton"). One of the other investors in TCI is Rosemont Leasing, Inc. ("Rosemont"). Trimont owns intermodal cargo containers which are managed by Triton and leased to third parties. Trusts for the benefit of certain members of the Pritzker family and their relatives beneficially own approximately 90% of Triton, and trusts for the benefit of members of the Pritzker family indirectly own all of the capital stock of Rosemont. The Company has been advised that its investments in TCI have been made on the same basis as Rosemont and other investors unrelated to the Company and Rosemont.

     Burton W. Kanter, a director of the Company, is of counsel to the law firm of Neal, Gerber & Eisenberg which provides certain legal services to the Company.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to all compensation paid to the Company's Chief Executive Officer and to each of the four other most highly paid executive officers as of December 31, 1998 during each of the Company's last three fiscal years by the Company for services rendered in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                             ANNUAL COMPENSATION             SECURITIES
                                    -------------------------------------    UNDERLYING     ALL OTHER
         NAME AND                    SALARY     BONUS      OTHER ANNUAL       OPTIONS/     COMPENSATION
    PRINCIPAL POSITION       YEAR    ($)(1)     ($)(2)    COMPENSATION($)     SARS(#)         ($)(3)
    ------------------       ----   --------   --------   ---------------   ------------   ------------
James C. Smith.............  1998   $920,700   $250,000       $9,600                --       $10,650
President and Chief          1997    900,000          0        9,600         1,200,000        10,635
Executive Officer            1996    684,000    375,000        9,600                --        10,635

Edward L. Wristen..........  1998    325,000     50,000           --                --         8,457
Executive Vice President     1997    294,583    125,000           --           200,000         8,326
and Chief Operating Officer  1996    259,167     40,000           --                --         7,913

Patrick G. Dills...........  1998    263,750    150,000           --                --         8,248
Executive Vice President,    1997    248,750    101,196           --           160,000         7,893
Sales                        1996    234,167     51,700           --                --         7,862

Mary Anne Carpenter........  1998    323,750     50,000           --                --         9,084
Executive Vice President,    1997    280,000    100,000           --           160,000         8,791
Service Products             1996    240,417     40,000           --                --         8,579

Joseph E. Whitters.........  1998    282,917     50,000           --                --         7,979
Vice President, Finance and  1997    257,917    100,000           --           160,000         7,762
Chief Financial Officer      1996    234,167     50,000           --                --         7,729

-------------------------

(1) Pursuant to the rules promulgated by the Commission, does not include discounts on shares of Common Stock purchased by each of the named executive officers from the Company pursuant to the Company's Employee Stock Purchase Plan, which discounts are available generally to all eligible employees.

(2) Includes bonuses earned in 1998 and paid in early 1999.

(3) The amounts shown in this column for 1998 consist of payments made by the Company on behalf of each of Messrs. or Ms. Smith, Wristen, Dills, Carpenter and Whitters of $7,500, $7,500, $7,500, $7,500 and $7,500, respectively, under the Company's Retirement Savings Plan, together with insurance premiums paid by the Company in the amounts of $3,150, $957, $784, $1,584 and $479 for the benefit of Messrs. or Ms. Smith, Wristen, Dills, Carpenter and Whitters, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on options granted in fiscal 1998 to each of the named executive officers.

                                         INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                             -----------------------------------------                  VALUE AT ASSUMED
                              NUMBER OF      % OF TOTAL                               ANNUAL RATES OF STOCK
                              SECURITIES    OPTIONS/SARS                              FOR OPTION TERM PRICE
                              UNDERLYING     GRANTED TO    EXERCISE OR                    APPRECIATION
                             OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
           NAME               GRANTED(#)    FISCAL YEAR     ($/SHARE)       DATE         5%          10%
           ----              ------------   ------------   -----------   ----------      --          ---
James C. Smith............        --             --            --           --           --          --
Edward L. Wristen.........        --             --            --           --           --          --
Patrick G. Dills..........        --             --            --           --           --          --
Mary Anne Carpenter.......        --             --            --           --           --          --
Joseph E. Whitters........        --             --            --           --           --          --

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning option exercises in fiscal 1998 by each of the named executive officers and the value of such officers' unexercised options at December 31, 1998.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                           OPTIONS/SARS AT               OPTIONS/SARS AT
                           SHARES                        FISCAL YEAR END(#)           FISCAL YEAR-END($)(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -----------   -------------
James C. Smith.........    850,000     $9,825,878      400,000        400,000       $     --       $     --
Edward L. Wristen......     60,000        943,500      136,000        192,000        214,475        149,200
Patrick G. Dills.......     24,000        323,400       68,000        148,000        167,850         93,250
Mary Anne Carpenter....         --             --       80,000        152,000        223,800        111,900
Joseph E. Whitters.....     21,648        313,822      132,600        160,000        440,023        149,200

-------------------------

(1) The closing sale price of the Common Stock on December 31, 1998 as reported by the NASDAQ National Market System was $16.5625.

EMPLOYMENT AGREEMENTS

     In January 1997, the Company entered into an employment agreement with James C. Smith which expires on December 31, 1999 unless previously terminated in accordance with its terms. Under this agreement, Mr. Smith serves as the President and Chief Executive Officer of the Company and receives an annual base salary of not less than $900,000 (adjusted yearly based on increases, if any, in the Consumer Price Index) and, for each year in which the Company's earnings per share increases by at least 10% from the prior year (the "Threshold Increase"), additional performance-based compensation equal to the product of $36,000 multiplied by each percentage point (or fraction thereof) by which the Company's earnings per share for such year exceeds the Threshold Increase, such amount not to exceed $750,000 in any year. Pursuant to the agreement, Mr. Smith is entitled to participate in all employee benefit programs and other policies and programs of the Company. The Company has also agreed to provide to Mr. Smith and his wife, for the life of each of them, at the Company's expense (subject to certain limitations) various health benefits. The agreement also requires the Company (under certain circumstances) to pay Mr. Smith the balance of the base salary amounts due under the agreement, including all accrued benefits, upon the termination of his employment.

     In July 1997, the Company entered into an employment with Edward L. Wristen which expires on June 30, 2000 and is subject to automatic renewal for consecutive one year terms unless terminated by either party. Pursuant to this agreement, Mr. Wristen receives an annual base salary of $275,000, subject to annual increases that are approved by the Company. Currently, Mr. Wristen's annual base salary is fixed at $325,000. In addition, Mr. Wristen is entitled to participate in all employee benefit programs and other policies and programs of the Company.

     In April 1997, the Company entered into an employment with Patrick G. Dills which expires on April 28, 2000 and is subject to automatic renewal for consecutive one year terms unless terminated by either party. Pursuant to this agreement, Mr. Dills receives an annual base salary of $250,000, subject to annual increases that are approved by the Company. Currently, Mr. Dills' annual base salary is fixed at $265,000. In addition, Mr. Dills is entitled to participate in all employee benefit programs and other policies and programs of the Company.

     In July 1997, the Company entered into an employment with Mary Anne Carpenter which expires on June 30, 2000 and is subject to automatic renewal for consecutive one year terms unless terminated by either party. Pursuant to this agreement, Ms. Carpenter receives an annual base salary of $260,000, subject to annual increases that are approved by the Company. Currently, Ms. Carpenter's annual base salary is fixed at $325,000. In addition, Ms. Carpenter is entitled to participate in all employee benefit programs and other policies and programs of the Company.

     In July 1997, the Company entered into an employment with Joseph E. Whitters which expires on June 30, 2000 and is subject to automatic renewal for consecutive one year terms unless terminated by either party. Pursuant to this agreement, Mr. Whitters receives an annual base salary of $260,000, subject to annual increases that are approved by the Company. Currently, Mr. Whitters' annual base salary is fixed at $285,000. In addition, Mr. Whitters is entitled to participate in all employee benefit programs and other policies and programs of the Company.

DIRECTORS' COMPENSATION

     The Company pays each director who is not an employee or officer of the Company an annual fee of $25,000 for serving on the Board of Directors. In addition, the Company pays each outside director $1,000 for each Board of Directors meeting attended and $750 for each committee meeting attended which is on a date other than a date on which there is a Board of Directors meeting.

     The Company maintains the Directors' Stock Option Plan (the "Directors' Plan") pursuant to which the Chairman of the Board and other members of the Board of Directors who are not employees or officers of the Company are eligible to receive options to purchase shares of Common Stock. The Committee is also permitted under the Directors' Plan to make discretionary grants of options to new members of the Board of Directors. Solely for purposes of the Directors' Plan, Ronald H. Galowich, who served as General Counsel of the Company until March 1997, has been deemed to be a director who is not also an employee or officer of the Company. Under the Directors' Plan, on the date of the Board of Directors meeting immediately following each Annual Meeting of Stockholders of the Company, each eligible participant receives an option to purchase 8,000 shares of Common Stock. The Chairman of the Board of Directors receives an option to purchase an additional 20,000 shares of Common Stock, and the Chairman of each of the Audit Committee, Compensation Committee and Committee on Director Affairs receives an option to purchase an additional 2,000 shares of Common Stock. The exercise price of each such option is equal to the "fair market value" of the Common Stock on the date of grant. All such options granted under the Directors' Plan have been immediately exercisable. In 1998, pursuant to the Directors' Plan, Mr. Pritzker was granted an option to purchase 28,000 shares of Common Stock, each of Messrs. Kanter and Colman and Dr. Boskin was granted an option to purchase 10,000 shares of Common Stock and each of Messrs. Galowich, Simon, Handelsman and Logan was granted an option to purchase 8,000 shares of Common Stock. Each of such options was granted on May 19, 1998 and has an exercise price of $29.56, the closing price of the Common Stock on the Nasdaq National Market on such date.

     The Company has agreed to provide to Mr. Galowich and his wife (if he subsequently remarries and requests coverage for his wife), for the life of each of them, at the Company's expense (subject to certain limitations), various health benefits in consideration of his past services as General Counsel to the Company.

     On March 26, 1996, the Company entered into a consulting agreement with Dr. Boskin, a director of the Company, pursuant to which the Company agreed for each year during which he serves as a director of the Company to pay Dr. Boskin a consulting fee of $5,000 and to grant him an option under the Company's 1995 Stock Option Plan (the "Option Plan"), to purchase 6,000 shares of Common Stock. Pursuant to this agreement, on May 19, 1998, the Company granted to Dr. Boskin an option to purchase 6,000 shares of Common Stock at an exercise price of $29.56 per share, the closing price of the Common Stock on the Nasdaq National Market on such date.

     See "Election of Directors -- Certain Other Transactions" for information regarding certain transactions with other directors of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is responsible for reviewing and approving the two primary elements of the Company's executive compensation program -- cash compensation (comprised of base salary and bonuses) and stock options. The Committee carries out its responsibilities with significant input from the Chief Executive Officer and other members of senior management. Based on such input and on an assessment of various subjective criteria including the overall contributions made by an individual (both on a current and a long-term basis) and the Company's performance, the Committee makes recommendations to the Board of Directors with respect to executive cash compensation, the establishment and maintenance of other compensation programs and the granting of stock options. During 1998, the Board of Directors did not modify or otherwise alter any of the Committee's recommendations. The Company's philosophy, which the Committee and the Board of Directors seek to implement, is to design compensation packages which will enable the Company to attract and retain qualified employees and encourage such persons to maximize their efforts on behalf of the Company.

     The Company currently maintains the 1998 Stock Option Plan (the "Option Plan"). The purpose of the Option Plan is to aid the Company in securing and retaining employees and consultants and to motivate such employees and consultants to exert their best efforts on behalf of the Company. Option grants are intended to encourage performance that will result in appreciation of the market value of the Common Stock. The Committee believes that the Company's stock option plans have historically been very helpful in attracting and retaining skilled employees at all levels. Stock options are generally awarded once during the year to optionees selected by the Committee based on recommendations from the Chief Executive Officer and other members of senior management of the Company. In recommending or making option awards, the Committee considers various factors, including senior management's subjective assessment of the contributions made to the Company by the proposed optionee during the preceding year, the potential future contributions to be made by such person, such person's current salary level and the terms of previous option grants. In addition, the Committee considers other performance measures which may not directly bear on short term stock performance, including, where appropriate, sales growth, market share and improvements in relations with customers, providers and employees.

     The Company also maintains the Executive Program, the purpose of which is to attract and retain highly qualified members of senior management and to align the interests of such persons with the interests of the Company's stockholders. Pursuant to the Executive Program, which is administered under and as part of the Option Plan, key members of senior management are eligible to receive incrementally vesting stock options. The Chief Executive Officer nominates participants and recommends grant awards. In addition to the factors outlined above, these recommendations are based on predetermined guidelines which take into account a potential grantee's salary and current management position. The recommendations are then considered and voted upon by the Committee. Stock options are to be granted under the Executive Program upon the recommendation of the Committee at approximately a two to three year interval (grants to newly hired key employees may be made earlier) and the options vest and generally become exercisable over the five years following the date of grant. By making large, infrequent grants of options and extending the vesting of such options over a five-year period, the Company is able to provide senior management with a significant financial stake in the future success of the Company while also creating a strong disincentive for such persons to leave the Company's employ before the options fully vest. In 1994, options covering an aggregate of 1,140,000 shares of Common Stock were granted to 14 members of senior management. In 1997, options covering an aggregate of 1,610,000 shares of Common Stock were granted to 28 members of senior management. In March 1999, options covering an aggregate of 2,000,000 shares of Common Stock were granted to 46 members of senior management. The 1994 and 1997 options vest at a rate of 20% per year on each of the first five annual anniversaries of the date of grant and expire ten years from the grant date. The 1999 options do not begin to vest until the fourth anniversary of the date of grant, at which time the options will vest with respect to 60% of the shares subject thereto. These options will continue to vest at the rate of 20% per year on each of the fifth and sixth anniversaries of the date of grant. The 1999 options expire seven years from the grant date.

     The Chief Executive Officer is authorized to extend an offer of employment to, and establish the salary of, an executive officer whose annual salary is less than $350,000. In the case of an executive officer whose annual salary will equal or exceed $350,000, the hiring of such individual and the amount of compensation to be paid is subject to the approval of the Board of Directors. The Company has never extended an offer of employment requiring such approval. After an executive officer has joined the Company, depending on the relevant circumstances, increases in his or her salary are either as provided for in his or her employment agreement, approved by the Chief Executive Officer, or approved by the Committee or the Board of Directors.

     In January 1997, the Company entered into an employment agreement with James C. Smith which expires on December 31, 1999. Pursuant to this agreement Mr. Smith is paid an annual base salary of not less than $900,000 plus an additional performance-based compensation payment in the event the Company's earnings per share increase by more than 10% from the prior year, not to exceed $750,000 in any year. Mr. Smith also was granted options to purchase an aggregate of 1,200,000 shares of Common Stock pursuant to the employment agreement. The terms of Mr. Smith's employment agreement were approved by the Committee and ratified by the Board of Directors. In addition, the performance-based element of Mr. Smith's compensation and the grant of such options to Mr. Smith was approved by the stockholders of the Company at the 1997 Annual Meeting of Stockholders. In its deliberations, the Committee considered, among other factors, Mr. Smith's continuing importance to the Company's future growth and his leadership in guiding the exploration of new markets (and expanding current markets) in order to ensure that the Company retains its preeminent position in the managed care industry.

     As one of the factors in its review of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. The deductibility of some types of compensation payments depends on various factors beyond the Committee's control. Therefore, not all executive compensation may be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          THE COMPENSATION COMMITTEE

                                          Don Logan, Chairman
                                          Robert S. Colman
                                          David E. Simon
                                          Ronald H. Galowich

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock for the five fiscal years ended December 31, 1998 with the cumulative total return on the Nasdaq Health Services Index and the Nasdaq Total Return Index (US) over the same period (assuming the investment of $100 in each of the Common Stock, the Nasdaq Health Services Index and the Nasdaq Total Return Index (US) on December 31, 1993).

     NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
         AMONG THE COMPANY'S COMMON STOCK, NASDAQ HEALTH SERVICES INDEX
                       AND NASDAQ TOTAL RETURN INDEX (US)
PERFORMANCE GRAPH

                                                                                        TOTAL RETURN
                                                                                       INDEX FOR THE
                                                                         NASDAQ            NASDAQ
                                                      COMPANY            HEALTH            STOCK
               MEASUREMENT PERIOD                      COMMON           SERVICES           MARKET
             (FISCAL YEAR COVERED)                     STOCK             INDEX             (U.S.)
12/31/93                                                       100               100               100
12/31/94                                                       139               107                98
12/31/95                                                       177               136               138
12/31/96                                                       172               136               170
12/31/97                                                       208               138               209
12/31/98                                                       135               119               293

                                    AUDITORS

     The Company has engaged Deloitte & Touche LLP to audit the Company's financial statements for fiscal 1999. Deloitte & Touche LLP audited the Company's financial statements for fiscal 1998 and the decision to retain Deloitte & Touche LLP was approved by the Audit Committee of the Board of Directors and the Board of Directors of the Company.

     A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting of Stockholders where he will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS
                          FOR THE 2000 ANNUAL MEETING

     The Company's Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must generally be given in writing to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the 90th day nor earlier than the close of business on the

120th day prior to the first anniversary of the preceding year's annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2000 annual meeting must be received by the Secretary of the Company after the close of business on January 19, 2000 and on or prior to the close of business on February 18, 2000. Proposals should be mailed to the Company's Secretary, 3200 Highland Avenue, Downers Grove, Illinois 60515. A copy of the Bylaws may be obtained from the Company's Secretary, by written request to the same address.

     In addition, if you wish to have your proposal considered for inclusion in the Company's 2000 Proxy Statement, the Company must receive it on or before December 26, 1999.

                      [LOGO OF FIRST HEALTH] FIRST HEALTH(R)




                                   IMPORTANT
                 PLEASE COMPLETE BOTH SIDES OF THE PROXY CARD,
                   DETACH AND RETURN IN THE ENCLOSED ENVELOPE.





                             DETACH PROXY CARD HERE
------------------------------------------------------------------------------------------------------------------------------------
                          (continued from other side)                                             |
 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.                   |
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.                  |
                                                                                                  |
                                                                                                  |
                                                                                                  |
                                                                                                  |
                                                                                                  |
                                                                                                  |
                                                                                                  |
                                                                                                  |
                                                                                                  |
                                                                                                  |
                                                                                                  |
                                                                                                  |
                                                  Signed:                                         |
                                                         ----------------------                   |
                                                                                                  |
                                                         ----------------------                   |
                                                  Dated:                 , 1999                   |
                                                        -----------------                         |
                                                  (Please sign proxy as name                      |
                                                  appears thereon.  Joint owners                  |
                                                  should each sign personally.                    |
                                                  Trustees and others signing                     |
                                                  in a representative capacity                    |
                                                  should indicate the capacity                    |
                                                  in which they sign.)                            |
                                                                                                  |

                                                                                                                          |
                                                                                   (PLEASE SIGN AND DATE ON REVERSE SIDE) |
                                                                                                                          |
                                                                                                                          |
                         FIRST HEALTH GROUP CORP.                                                                         |
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                                                     |
                                                                                                                          |
JAMES C. SMITH, RONALD H. GALOWICH and JOSEPH E. WHITTERS and each of them, are                                           |
hereby constituted and appointed the lawful attorneys and proxies of the                                                  |
undersigned, with full power of substitution, to vote and act as proxy with                                               |
respect to all shares of common stock, $.01 par value, of FIRST HEALTH GROUP                                              |
CORP. (the "Company") standing in the name of the undersigned on the books of                                             |
the Company at the close of business on March 29, 1999, at the Annual Meeting of                                          |
Stockholders to be held at the offices of the Company, 3200 Highland Avenue,                                              |
Downers Grove, Illinois 60515, at 10:00 a.m., local time, on Tuesday, May 18,                                             |
1999, and at any postponements or adjournments thereof, as follows.                                                       |
                                                                                                                          |
                                                                                                                          |
(1)  ELECTION OF DIRECTORS         [ ] FOR all nominees listed below            [ ] WITHHOLD AUTHORITY                    |
                                   (except as marked to the contrary below)     to vote for all nominees listed below     |
                                                                                                                          |
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's               |
name in the list below)                                                                                                   |
Michael J. Boskin, Ph.D., Daniel S. Brunner, Robert S. Colman, Ronald H. Galowich,                                        |
Harold S. Handelsman, Burton W. Kanter, Don Logan, Thomas J. Pritzker, David E. Simon, James C. Smith                     |
                                                                                                                          |
(2)  In their discretion, the proxies are authorized to vote upon such other                                              |
business as may properly come before the meeting and any postponements or adjournments thereof.                           |
                                                                                                                          |
The Board of Directors recommends a vote FOR proposal 1.                                                                  |
                                                                                                                          |
                                                                                                                          |
                                                                                                                          |
                                                                                                                          |
                                                                                                                          |
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